                                                                    Exhibit 3.32


                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF

                           ST. CHARLES WILSONS, INC.
                           -------------------------


          The undersigned, being a natural person and acting as incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a business corporation in the State of Maryland, pursuant to the provisions of the Maryland General Corporation Law.

          FIRST:   (1)  The name of the incorporator is Athena Togias.
          -----

          (2) The said incorporator's address, including the street and number, if any, including the county or municipal area, and including the state or country, is 15 Columbus Circle, New York, New York 10023-7773.

          (3)  The said incorporator is at least eighteen years of age.

          (4) The said incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland, to wit, the Maryland General Corporation Law.

          SECOND:   The name of the corporation (hereinafter called the
          ------
"corporation") is ST. CHARLES WILSONS, INC.

          THIRD:  The corporation is formed for the following purpose or
          -----
purposes:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

          To have all of the powers conferred upon corporations organized under the provisions of the Maryland General Corporation Law.

          FOURTH:  The address, including street and number, if any, and the
          ------
county or municipal area, of the principal office of the corporation within the State of Maryland, is c/o United States Corporation Company, 1123 North Eutaw Street, Baltimore City, Maryland 21201.

          FIFTH:  The name and the address, including street and number, if any,
          -----
and the county or municipal area, of the resident agent of the corporation within the State of Maryland, are United States Corporation Company, 1123 North Eutaw Street, Baltimore City, Maryland 21201.

          SIXTH:  (1) The total number of shares of stock which the corporation
          -----
has authority to issue is one hundred, all of which are without par value and are designated as Common Stock.

          (2) The Board of Directors of the corporation is authorized, from time to time, to issue any additional stock or convertible securities of the corporation without the approval of the holders of outstanding stock.

          (3) The Board of Directors of the corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of stock of the corporation.

          (4) Provisions, if any, governing the restriction on the transferability of any of the shares of stock of the corporation may be set forth in the Bylaws of the corporation or in any agreement or agreements duly entered into.

          (5) To the extent permitted by Section 2-104(b)(5) of the Maryland General Corporation Law, notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.

          SEVENTH:  (1) The number of directors of the corporation, until such
          -------
number shall be changed by the Bylaws of the corporation, is five.

          (2) The names of the persons who will serve as directors of the corporation until the first annual meeting of stockholders and until their successors are elected and qualify are as follows:

               Joel N. Waller
               Michael A. Friedheim
               Denise Tolles
               Arthur V. Richards
               Shahid Quraeshi

          (3) The initial Bylaws of the corporation shall be adopted by the initial directors. Thereafter, the power to adopt, alter, and repeal the Bylaws of the corporation shall be vested in the Board of Directors of the corporation.

          (4) The corporation shall, to the fullest extent permitted by the Maryland General Corporation Law, as the same may be amended and supplemented, and, without limiting the generality of the foregoing, in accordance with
Section 2-418 of said Maryland General Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Maryland General Corporation Law.

          EIGHTH:  From time to time any of the provisions of these Articles of
          ------
Incorporation may be amended, altered or repealed, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and any contract rights at any time conferred upon the stockholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

          IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated: July 16, 1991

                                     /s/  Athena Togias
                                     -------------------------------------------
                                     Athena Togias

                              ARTICLES OF MERGER

                                      OF

                         ANNAPOLIS MALL WILSONS, INC.
                            EASTPOINT WILSONS, INC.
                           LAUREL MALL WILSONS, INC.
                         MARLEY STATION WILSONS, INC.
                        SALISBURY CENTRE WILSONS, INC.
           WILSONS/GEORGETOWN LEATHER DESIGN OF BETHESDA, MD., INC.
           WILSONS/GEORGETOWN LEATHER DESIGN OF COLUMBIA, MD., INC.
         WILSONS/GEORGETOWN LEATHER DESIGN OF GAITHERSBURG, MD., INC.
           WILSONS/GEORGETOWN LEATHER DESIGN OF LANDOVER, MD., INC.
            WILSONS/GEORGETOWN LEATHER DESIGN OF OWINGS, MD., INC.
                                      AND
            WILSONS/GEORGETOWN LEATHER DESIGN OF TOWSON, MD., INC.

                                 WITH AND INTO

                           ST. CHARLES WILSONS, INC.


     FIRST: ANNAPOLIS MALL WILSONS, INC., EASTPOINT WILSONS, INC., LAUREL MALL WILSONS, INC., MARLEY STATION WILSONS, INC., SALISBURY CENTRE WILSONS, INC., WILSONS/GEORGETOWN LEATHER DESIGN OF BETHESDA, MD., INC., WILSONS/GEORGETOWN LEATHER DESIGN OF COLUMBIA, MD., INC., WILSONS/GEORGETOWN LEATHER DESIGN OF GAITHERSBURG, MD., INC., WILSONS/GEORGETOWN LEATHER DESIGN OF LANDOVER, MD., INC., WILSONS/GEORGETOWN LEATHER DESIGN OF OWINGS, MD., INC. and WILSONS/GEORGETOWN LEATHER DESIGN OF TOWSON, MD., INC., each of which is a corporation incorporated in the State of Maryland under the provisions of the Maryland General Corporation Law (the "Terminating Corporations"), and ST. CHARLES WILSONS, INC., which is a corporation incorporated in the State of Maryland under the provisions of the Maryland General Corporation Law ("St. Charles Wilsons"), being the corporations which are the parties to these Articles of Merger, do hereby agree to effect a merger of said corporations (the "Merger") upon the terms and conditions herein set forth.

     SECOND: St. Charles Wilsons, the full name and state of incorporation of which is set forth in Article First above, shall be the successor corporation following the Merger (the "Successor Corporation"), and shall continue its corporate existence under the name "Wilsons Leather of Maryland Inc." pursuant to the provisions of the Maryland General

Corporation Law. The principal office of St. Charles Wilsons in the State of Maryland is located in the Independent City of Baltimore.

     THIRD: Each of the Terminating Corporations, the full name and state of incorporation of which is set forth in Article First above, shall be merged into St. Charles Wilsons in the Merger, and the corporate existence of each of the Terminating Corporations shall cease upon the effectiveness of the Merger pursuant to the provisions of the Maryland General Corporation Law. The principal office of each of the Terminating Corporations in the State of Maryland is located in the Independent City of Baltimore. None of the Terminating Corporations owns an interest in land in the State of Maryland.

     FOURTH: The charter and by-laws of St. Charles Wilsons in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or St. Charles Wilsons, shall continue as, and shall be deemed to be, the charter and by-laws of the Successor Corporation until amended in accordance with the laws of the State of Maryland, except that, upon the effectiveness of the Merger, Article Second of said charter shall be deemed to be amended to read in its entirety as follows:

     "SECOND: The name of the corporation (hereinafter called the "corporation")
      ------
     is Wilsons Leather of Maryland Inc."

     FIFTH: The directors of St. Charles Wilsons immediately prior to the effectiveness of the Merger shall be the directors of the Successor Corporation, subject to the applicable provisions of the by-laws of the Successor Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the by-laws of the Successor Corporation. The officers of St. Charles Wilsons immediately prior to the effectiveness of the Merger shall be the officers of the Successor Corporation until their respective successors are chosen and have qualified or as otherwise provided in the by-laws of the Successor Corporation.

     SIXTH: St. Charles Wilsons is authorized to issue 100 shares of capital stock, all of which are of one class designated as Common Stock without par value. The authorized share structure of St. Charles Wilsons, as the Successor Corporation, will not change as a result of the Merger.

     SEVENTH: Each of the Terminating Corporations is authorized to issue 100 shares of capital stock, all of which are of one class designated as Common Stock without par value.

     EIGHTH: Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Successor Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of St. Charles Wilsons shall remain outstanding as capital stock of the Successor Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     NINTH: The terms and conditions of the Merger herein set forth were advised, authorized and approved by each of the Terminating Corporations and St. Charles Wilsons in the manner and by the vote required by its charter and the provisions of the Maryland General Corporation Law, and the Merger was approved in the manner hereinafter set forth.

     TENTH: The Merger was duly approved by the Board of Directors of each of the Terminating Corporations and St. Charles Wilsons in the following manner. The Board of Directors of each said corporation adopted a resolution declaring that the Merger is advisable on the terms and conditions set forth or referred to herein and in said resolution. Said resolution of the Board of Directors was adopted without a meeting by a written consent signed on July 19, 1996 by all of the members of the Board of Directors.

     ELEVENTH: The Merger and the aforesaid terms and conditions were duly approved by the sole shareholder of each of the Terminating Corporations and St. Charles Wilsons in the following manner. The sole shareholder of each said corporation approved the same without a meeting by a written consent signed by it on July 19, 1996.

     TWELFTH: The Merger shall be effective as of the close of business on August 3, 1996.

     IN WITNESS WHEREOF, these Articles of Merger are hereby signed for and on behalf of each of the Terminating Corporations by its President, who does hereby acknowledge that said Articles of Merger are the act of each said corporation, and who does hereby state under the penalties for perjury that the matters and facts set forth herein with respect to authorization and approval of the Merger are true in all material respects to the best of his knowledge, information and belief; and these Articles of Merger have been signed for and on behalf of St. Charles Wilsons by its President, who does hereby acknowledge that said Articles of Merger are the act of said corporation, and who does hereby state under the penalties for perjury that the matters and facts stated herein with respect to authorization and approval of the Merger are true in all material respects to the best of his knowledge, information and belief.

                                   ANNAPOLIS MALL WILSONS, INC.
                                   EASTPOINT WILSONS, INC.
                                   LAUREL MALL WILSONS, INC.
                                   MARLEY STATION WILSONS, INC.
                                   SALISBURY CENTRE WILSONS, INC.
                                   WILSONS/GEORGETOWN LEATHER
                                     DESIGN OF BETHESDA, MD., INC.

                              WILSONS/GEORGETOWN LEATHER
                                DESIGN OF COLUMBIA, MD., INC.
                              WILSONS/GEORGETOWN LEATHER
                                DESIGN OF GAITHERSBURG, MD., INC.
                              WILSONS/GEORGETOWN LEATHER
                                DESIGN OF LANDOVER, MD., INC.
                              WILSONS/GEORGETOWN LEATHER
                                DESIGN OF OWINGS, MD., INC.
                              WILSONS/GEORGETOWN LEATHER
                                DESIGN OF TOWSON, MD., INC.


                                      By /s/  David L. Rogers
                                         -------------------------------------
                                         President of Each

Attest:


 /s/  Jonathan G. Halper
-----------------------------------
Secretary of Each

Executed on July 19, 1996


                                      ST. CHARLES WILSONS, INC.


                                      By /s/  David L. Rogers
                                         -------------------------------------
                                         President

Attest:


/s/  Jonathan G. Halper
-----------------------------------
Secretary

Executed on July 19, 1996

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